UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2006

SCHAWK, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	1-09335	36-2545354
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
1695 River Road Des Plaines, IL		60018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 827-9494

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 8, 2006, the Option/Compensation Committee (the “Committee”) of Schawk, Inc. (the “Company”) approved awards of restricted stock and stock options for certain of the Company’s named executive officers as follows:

Name/Title	Number of Shares of Common Stock Underlying Options Granted	Number of Shares of Restricted Stock Granted
David A. Schawk, President and Chief Executive Officer	12,200	4,900

A. Alex Sarkisian, Executive Vice President and Chief Operating Officer	20,400	4,100

James J. Patterson, Senior Vice President and Chief Financial Officer	20,400	4,100

            The awards of stock options and restricted stock were made under the Company’s 2006 Long-Term Incentive Plan (the “Plan”). The options have an exercise price of $17.43 and vest in three equivalent annual installments beginning on the first anniversary of the August 8, 2006 grant date. Shares of restricted stock awarded will vest on the third anniversary of the grant date.

The forms of agreements for awards under the Plan are expected to be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHAWK, INC.

Date: August 14, 2006	By:	/s/ A. Alex Sarkisian
A. Alex Sarkisian
Executive Vice President and Chief Operating Officer